Exhibit 99.1

News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	May 2, 2011
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2011
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the first quarter ended March 31, 2011.
Net income allocable to common shareholders for the three months ended March 31, 2011 was $16.6 million, or $0.67 per diluted share, on revenues of $74.1 million compared to $11.7 million, or $0.48 per diluted share, on revenues of $67.3 million for the same period in 2010.
Revenues for the three months ended March 31, 2011 increased $6.8 million, or 10.1%, over the same period in 2010 as a result of an increase in revenues from the Non-Same Park facilities of $9.0 million partially offset by a decrease in revenues from the Company’s Same Park portfolio of $2.2 million primarily due to decreases in rental and occupancy rates. Net income allocable to common shareholders for the three months ended March 31, 2011 increased $4.8 million over the same period in 2010 primarily due to the net gain of $7.4 million on the repurchase of preferred units below par during the first quarter of 2011 combined with an increase in net operating income. The increase was partially offset by a $5.2 million gain on the sale of a real estate facility in 2010 combined with an increase in depreciation expense primarily related to 2010 property acquisitions.
Funds From Operations
Funds from operations (“FFO”) allocable to common and dilutive shares for the three months ended March 31, 2011 and 2010 were $42.4 million, or $1.32 per common and dilutive share, and $28.3 million, or $0.89 per common and dilutive share, respectively. The increase in FFO per common and dilutive share for the three months ended March 31, 2011 over the same period in 2010 was primarily due to the net gain of $7.4 million on the repurchase of preferred units below par during the first quarter of 2011 combined with an increase in net operating income and a decrease in preferred equity distributions as a result of the repurchase of preferred units noted above combined with preferred equity redemptions during 2010.
The following table summarizes the impact of the gain on repurchase of preferred equity below par and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three months ended March 31, 2011 and 2010:

	For The Three Months
	Ended March 31,
	2011	2010

FFO per common and dilutive share, before non-cash and other adjustments	$1.09	$0.92

Gain on the repurchase of preferred equity	0.23	—
Acquisition transaction costs	—	(0.03)

FFO per common and dilutive share, as reported	$1.32	$0.89

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2010 are referred to as “Non-Same Park.” For the three months ended March 31, 2011 and 2010, the Same Park facilities constitute 19.4 million rentable square feet, which includes all assets in continuing operations that the Company owned from January 1, 2010 through March 31, 2011, representing 89.1% of the total square footage of the Company’s portfolio as of March 31, 2011.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months ended March 31, 2011 and 2010 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months
	Ended March 31,
	2011	2010	Change
Rental income:
Same Park (19.4 million rentable square feet) (1)	$64,578	$66,788	(3.3%)
Non-Same Park (2.4 million rentable square feet) (2)	9,368	344	2,623.3%

Total rental income	73,946	67,132	10.2%

Cost of operations:
Same Park	22,125	22,859	(3.2%)
Non-Same Park	3,776	107	3,429.0%

Total cost of operations	25,901	22,966	12.8%

Net operating income (3):
Same Park	42,453	43,929	(3.4%)
Non-Same Park	5,592	237	2,259.5%

Total net operating income	48,045	44,166	8.8%

Other income and expenses:
Facility management fees	178	173	2.9%
Interest and other income	94	109	(13.8%)
Interest expense	(1,215)	(855)	42.1%
Depreciation and amortization	(20,859)	(18,190)	14.7%
General and administrative	(1,570)	(1,632)	(3.8%)
Acquisition transaction costs	—	(1,117)	(100.0%)

Income from continuing operations	$24,673	$22,654	8.9%

Same Park gross margin (4)	65.7%	65.8%	(0.2%)
Same Park weighted average occupancy	91.0%	91.4%	(0.4%)
Same Park annualized realized rent per square foot (5)	$14.61	$15.05	(2.9%)

(1)	See above for a definition of Same Park.

(2)	See above for a definition of Non-Same Park.

(3)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.

(5)	Same Park realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.

Preferred Units Repurchases
In February, 2011, the Company repurchased the outstanding balance of its 7.50% Series J Cumulative Redeemable Preferred Units and its 6.55% Series Q Cumulative Redeemable Preferred Units at a combined discount of 18.3% to par. The aggregate purchase price of $39.1 million compared to the par value of $47.8 million resulted in a net gain for FFO purposes of $7.4 million, which also includes non-cash distributions of $1.4 million representing original issuance costs.
Related Party Transaction
The Company had $121.0 million outstanding on the note payable to Public Storage (“PS”) at a weighted average interest rate of 1.2% at March 31, 2011. Subsequent to March 31, 2011, the Company repaid $5.0 million on the note payable to PS.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2011:

Ratio of FFO to fixed charges (1)	38.5	x
Ratio of FFO to fixed charges and preferred distributions (1)	4.0	x
Debt and preferred equity to total market capitalization (based on common stock price of $57.94 at March 31, 2011)	29.4%
Available under the unsecured credit facility at March 31, 2011	$100.0 million

(1)	Fixed charges include interest expense of $1.2 million.
Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on May 2, 2011. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2011 to shareholders of record on June 15, 2011.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Series R	6.875%	$0.429688
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2011, PSB wholly owned 21.8 million rentable square feet with approximately 4,100 customers located in eight states, concentrated in California (5.8 million sq. ft.), Virginia (4.0 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.4 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, May 3, 2011, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 57525167. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 10, 2011 at (800) 642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$4,548	$5,066

Real estate facilities, at cost:
Land	564,851	564,851
Buildings and equipment	1,788,504	1,782,613

	2,353,355	2,347,464
Accumulated depreciation	(795,547)	(776,840)

	1,557,808	1,570,624
Land held for development	6,829	6,829

	1,564,637	1,577,453

Rent receivable	4,536	3,127
Deferred rent receivable	22,558	22,277
Other assets	9,947	13,134

Total assets	$1,606,226	$1,621,057

LIABILITIES AND EQUITY

Accrued and other liabilities	$51,773	$53,421
Credit facility	—	93,000
Mortgage notes payable	48,512	51,511
Note payable to affiliate	121,000	—

Total liabilities	221,285	197,932

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 23,942 shares issued and outstanding at March 31, 2011 and December 31, 2010	598,546	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,714,009 and 24,671,177 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	246	246
Paid-in capital	559,821	557,882
Cumulative net income	811,678	784,616
Cumulative distributions	(769,079)	(747,762)

Total PS Business Parks, Inc.’s shareholders’ equity	1,201,212	1,193,528
Noncontrolling interests:
Preferred units	5,583	53,418
Common units	178,146	176,179

Total noncontrolling interests	183,729	229,597

Total equity	1,384,941	1,423,125

Total liabilities and equity	$1,606,226	$1,621,057

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For The Three Months
	Ended March 31,
	2011	2010

Revenues:
Rental income	$73,946	$67,132
Facility management fees	178	173

Total operating revenues	74,124	67,305

Expenses:
Cost of operations	25,901	22,966
Depreciation and amortization	20,859	18,190
General and administrative	1,570	2,749

Total operating expenses	48,330	43,905

Other income and expenses:
Interest and other income	94	109
Interest expense	(1,215)	(855)

Total other income and expenses	(1,121)	(746)

Income from continuing operations	24,673	22,654

Discontinued operations:
Income from discontinued operations	—	34
Gain on sale of real estate facility	—	5,153

Total discontinued operations	—	5,187

Net income	$24,673	$27,841

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$4,901	$3,513
Noncontrolling interests — preferred units	(7,290)	1,382

Total net income allocable to noncontrolling interests	(2,389)	4,895

Net income allocable to PS Business Parks, Inc.:
Common shareholders	16,562	11,740
Preferred shareholders	10,450	11,155
Restricted stock unit holders	50	51

Total net income allocable to PS Business Parks, Inc.	27,062	22,946

	$24,673	$27,841

Net income per common share — basic:
Continuing operations	$0.67	$0.32
Discontinued operations	$—	$0.16
Net income	$0.67	$0.48

Net income per common share — diluted:
Continuing operations	$0.67	$0.32
Discontinued operations	$—	$0.16
Net income	$0.67	$0.48

Weighted average common shares outstanding:
Basic	24,685	24,413

Diluted	24,792	24,564

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For The Three Months
	Ended March 31,
	2011	2010
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$16,562	$11,740
Adjustments:
Gain on sale of real estate facility	—	(5,153)
Depreciation and amortization	20,859	18,190
Net income allocable to noncontrolling interests — common units	4,901	3,513
Net income allocable to restricted stock unit holders	50	51

FFO allocable to common and dilutive shares	$42,372	$28,341

Weighted average common shares outstanding	24,685	24,413
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	72	107
Weighted average common share equivalents outstanding	107	151

Total common and dilutive shares	32,169	31,976

FFO per common and dilutive share	$1.32	$0.89

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$42,372	$28,341

Adjustments:
Recurring capital improvements	(856)	(1,585)
Tenant improvements	(4,752)	(2,558)
Lease commissions	(1,480)	(834)
Straight-line rent	(281)	(254)
Stock compensation expense	458	615
In-place lease adjustment	209	(38)
Tenant improvement reimbursements, net of lease incentives	(195)	(163)
Gain on repurchase of preferred equity, net of issuance costs	(7,389)	—

FAD	$28,086	$23,524

Distributions to common and dilutive shares	$14,114	$14,008

Distribution payout ratio	50.3%	59.5%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.